EXHIBIT 1.1

SUPPLEMENTAL INFORMATION

PRINCIPAL FINANCIAL STATEMENTS IN US GAAP

     THE FOLLOWING INFORMATION, PREPARED IN ACCORDANCE WITH US GAAP, IS PROVIDED FOR THE CONVENIENCE OF US SHAREHOLDERS.

                     GALEN HOLDINGS PUBLIC LIMITED COMPANY
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS OF US DOLLARS)

                                                                JUNE 30,     SEPTEMBER 30,
                                                                  2001           2000
                                                                ---------    -------------
ASSETS
  Current Assets:
     Cash and cash equivalents..............................    $ 81,509       $113,671
     Accounts receivable, net...............................      44,138         44,877
     Inventories............................................      21,083         22,230
     Prepaid expense and other assets.......................      14,839         12,982
                                                                --------       --------
       Total current assets.................................     161,569        193,760
                                                                --------       --------
  Property, plant and equipment, net........................     125,188        118,677
  Intangible assets, net....................................     571,337        493,474
                                                                --------       --------
       Total assets.........................................    $858,094       $805,911
                                                                ========       ========
LIABILITIES
  Current Liabilities:
     Accounts payable.......................................    $ 16,011       $ 13,305
     Accrued and other liabilities..........................      33,628         45,774
     Current installments of long-term debt.................      41,124         47,146
     Current installments of obligation under capital
      leases................................................         535            525
     Income taxes...........................................       6,125          3,567
     Deferred consideration.................................          --          7,000
                                                                --------       --------
       Total current liabilities............................      97,423        117,317
                                                                --------       --------
  Other Liabilities:
     Long-term debt, excluding current installments.........     287,663        219,575
     Long-term obligations under capital leases, excluding
      current installments..................................         679            445
     Deferred income taxes..................................      19,052         14,366
     Other non-current liabilities..........................       7,676          9,763
                                                                --------       --------
       Total liabilities....................................     412,493        361,466
                                                                --------       --------
  Minority interest.........................................         316            176
SHAREHOLDERS' EQUITY
  Ordinary shares, par value L0.10 per share; 250,000,000
     (September 30, 2000; 250,000,000) shares authorized,
     162,719,203 shares issued and outstanding at June 30,
     2001, and 158,965,206 issued and outstanding at
     September 30, 2000.....................................      26,039         25,498
  Additional paid-in capital................................     409,372        399,656
  Retained earnings.........................................      45,774         42,568
  Treasury stock............................................     (11,472)       (11,950)
  Accumulated other comprehensive loss......................     (24,428)       (11,503)
                                                                --------       --------
       Total shareholders' equity...........................     445,285        444,269
                                                                --------       --------
       Total liabilities and shareholders' equity...........    $858,094       $805,911
                                                                ========       ========

                     GALEN HOLDINGS PUBLIC LIMITED COMPANY

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATION
              (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE DATA)

                                           THREE MONTHS ENDED             NINE MONTHS ENDED
                                                JUNE 30,                      JUNE 30,
                                       ---------------------------   ---------------------------
                                           2001           2000           2001           2000
                                       ------------   ------------   ------------   ------------
REVENUES
  Product revenue...................   $     46,092   $     16,465   $    132,101   $     54,104
  Service revenue...................         20,186         16,306         59,087         47,378
                                       ------------   ------------   ------------   ------------
     Total revenues.................         66,278         32,771        191,188        101,482
                                       ------------   ------------   ------------   ------------
OPERATING EXPENSES
  Cost of sales.....................         21,748         16,723         63,367         48,860
  Selling, general and
     administrative.................         18,826          3,564         60,842         12,891
  Research and development..........          3,768          2,285          8,990          7,796
  Depreciation......................          2,282          1,941          6,455          5,256
  Amortization......................          6,335            358         19,506          1,489
                                       ------------   ------------   ------------   ------------
     Total operating expenses.......         52,959         24,871        159,160         76,292
                                       ------------   ------------   ------------   ------------
OPERATING INCOME....................         13,319          7,900         32,028         25,190
                                       ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE)
  Interest income...................            962            941          3,802          2,142
  Interest expense..................         (5,987)          (933)       (20,004)        (1,975)
                                       ------------   ------------   ------------   ------------
     Total other income (expense)...         (5,025)             8        (16,202)           167
                                       ------------   ------------   ------------   ------------
INCOME BEFORE TAXES & MINORITY
  INTEREST..........................          8,294          7,908         15,826         25,357
                                       ------------   ------------   ------------   ------------
Provision for income taxes..........          4,415          2,187          9,306          7,118
Minority interest in earnings of
  subsidiaries......................             41             48            150            111
                                       ------------   ------------   ------------   ------------
NET INCOME..........................   $      3,838   $      5,673   $      6,370   $     18,128
                                       ============   ============   ============   ============
NET INCOME PER ORDINARY SHARE:
  Basic.............................   $      0.024   $      0.046   $      0.040   $      0.150
                                       ============   ============   ============   ============
  Diluted...........................   $      0.024   $      0.046   $      0.040   $      0.149
                                       ============   ============   ============   ============
NET INCOME PER ADS:
  Basic.............................   $      0.098   $      0.185   $      0.162   $      0.599
                                       ============   ============   ============   ============
  Diluted...........................   $      0.096   $      0.185   $      0.159   $      0.597
                                       ============   ============   ============   ============
WEIGHTED AVERAGE ORDINARY SHARES
  OUTSTANDING:
  Basic.............................    157,406,120    122,346,774    157,326,345    121,140,656
                                       ============   ============   ============   ============
  Diluted...........................    159,761,634    122,795,745    160,504,760    121,560,320
                                       ============   ============   ============   ============
WEIGHTED AVERAGE EQUIVALENT ADSS
  OUTSTANDING:
  Basic.............................     39,351,530     30,586,694     39,331,586     30,285,164
                                       ============   ============   ============   ============
  Diluted...........................     39,940,408     30,698,936     40,126,190     30,390,080
                                       ============   ============   ============   ============

                     GALEN HOLDINGS PUBLIC LIMITED COMPANY

           UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                          (IN THOUSANDS OF US DOLLARS)

                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                          JUNE 30,              JUNE 30,
                                                     ------------------    -------------------
                                                      2001       2000        2001       2000
                                                     ------    --------    --------    -------
NET INCOME.......................................    $3,838    $  5,673    $  6,370    $18,128
                                                     ------    --------    --------    -------
  Other comprehensive income:
  Foreign currency translation adjustment........    (4,354)    (14,723)    (12,925)   (18,432)
                                                     ------    --------    --------    -------
     Other comprehensive loss....................    (4,354)    (14,723)    (12,925)   (18,432)
                                                     ------    --------    --------    -------
COMPREHENSIVE INCOME (LOSS)......................    $ (516)   $ (9,050)   $ (6,555)   $  (304)
                                                     ======    ========    ========    =======

                     GALEN HOLDINGS PUBLIC LIMITED COMPANY
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                                  NINE MONTHS ENDED
                                                                      JUNE 30,
                                                                ---------------------
                                                                  2001         2000
                                                                ---------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $   6,370    $ 18,128
  Adjustments to reconcile net income to net cash provided
     by operating activities
     Depreciation...........................................        6,455       5,256
     Amortisation of intangibles............................       19,506       1,489
     Loss/(gain) on sale of assets..........................           23         (19)
     Amortisation of government grants......................       (1,717)     (2,399)
     Stock compensation expense.............................        4,705       1,986
     Minority interest......................................          150         111
     Changes in assets and liabilities:
       Increase in accounts receivable, prepaid expense and
        other assets........................................       (1,118)     (6,530)
       Decrease/(increase) in inventories...................        1,147      (2,693)
       (Decrease)/increase in accounts payable, accrued
        liabilities and other liabilities...................       (3,583)      3,232
     Income taxes...........................................        7,244       1,394
     Foreign exchange gain (loss)...........................        2,142      (4,557)
                                                                ---------    --------
       Net cash provided by operating activities............       41,324      15,398
                                                                ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................      (16,909)    (20,741)
  Purchase of intangible assets.............................      (96,110)         --
  Proceeds from sale of fixed assets........................          308          49
  Deferred consideration and acquisition costs..............      (23,333)    (15,705)
                                                                ---------    --------
     Net cash used in investing activities..................     (136,044)    (36,397)
                                                                ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt obtained/(repaid), net.....................       62,065     (11,697)
  Payments under capital leases.............................         (426)       (259)
  Proceeds from share capital issue, net of expenses........        5,809      59,304
  Cash dividends paid.......................................       (3,163)     (2,266)
  Government grants received................................           --       1,807
                                                                ---------    --------
     Net cash provided by financing activities..............       64,285      46,889
                                                                ---------    --------
Net (decrease)/increase in cash and cash equivalents........      (30,435)     25,890
  Cash and cash equivalents, beginning of period............      113,671      10,459
  Foreign exchange adjustment on cash and cash
     equivalents............................................       (1,727)       (800)
                                                                ---------    --------
  Cash and cash equivalents, end of period..................    $  81,509    $ 35,549
                                                                =========    ========